     As filed with the Securities and Exchange Commission on July 19, 1999.
                                                      Registration No. 333-_____
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  -------------


                                    AMFM INC.
                (formerly known as Chancellor Media Corporation)
             (Exact Name of Registrant as Specified in Its Charter)



                              DELAWARE                                                 75-2247099
                    (State or Other Jurisdiction                                    (I.R.S. Employer
                 of Incorporation or Organization)                                Identification No.)

              1845 WOODALL RODGERS FREEWAY, SUITE 1300                          WILLIAM S. BANOWSKY, JR.
                        DALLAS, TEXAS 75201                             1845 WOODALL RODGERS FREEWAY, SUITE 1300
           (Address, Including Zip Code, of Registrant's                          DALLAS, TEXAS 75201
                   Principal Executive Offices)                                      (214) 922-8700
                                                                        (Name, Address, Including Zip Code, and
                                                                       Telephone Number, Including Area Code, of
                                                                                   Agent for Service)

                    NON-QUALIFIED STOCK OPTION AGREEMENT WITH JEFFREY A. MARCUS DATED MARCH 15, 1999
                      NON-QUALIFIED STOCK OPTION AGREEMENT WITH ERIC C. NEUMAN DATED MARCH 15, 1999
                  NON-QUALIFIED STOCK OPTION AGREEMENT WITH THOMAS P. MCMILLIN EFFECTIVE MARCH 15, 1999
                   NON-QUALIFIED STOCK OPTION AGREEMENT WITH DANIEL J. WILSON EFFECTIVE MARCH 15, 1999
                 NON-QUALIFIED STOCK OPTION AGREEMENT WITH RICHARD A.B. GLEINER EFFECTIVE MARCH 15, 1999
                                            AMFM INC. 1999 STOCK OPTION PLAN
                                 CAPSTAR BROADCASTING CORPORATION 1998 STOCK OPTION PLAN
WARRANT, DATED APRIL 1, 1998, AS AMENDED, ENTITLING R. STEVEN HICKS TO PURCHASE 460,815 SHARES OF COMMON STOCK, PAR VALUE $.01 PER
                         SHARE ("COMMON STOCK") OF AMFM INC. (THE "COMPANY" OR THE "REGISTRANT")
          WARRANT, DATED APRIL 1, 1998, AS AMENDED, ENTITLING R. STEVEN HICKS TO PURCHASE 126,510 SHARES OF COMMON STOCK
          WARRANT, DATED APRIL 1, 1998, AS AMENDED, ENTITLING R. STEVEN HICKS TO PURCHASE 160,106 SHARES OF COMMON STOCK
           WARRANT, DATED APRIL 1, 1998, AS AMENDED, ENTITLING R. STEVEN HICKS TO PURCHASE 93,139 SHARES OF COMMON STOCK
          WARRANT, DATED APRIL 1, 1998, AS AMENDED, ENTITLING R. STEVEN HICKS TO PURCHASE 247,750 SHARES OF COMMON STOCK
      WARRANT, DATED APRIL 1, 1998, AS AMENDED, ENTITLING WILLIAM S. BANOWSKY, JR. TO PURCHASE 74,325 SHARES OF COMMON STOCK
            WARRANT, DATED APRIL 1, 1998, AS AMENDED, ENTITLING PAUL D. STONE TO PURCHASE 74,325 SHARES OF COMMON STOCK
        WARRANT, DATED JULY 5, 1998, AS AMENDED, ENTITLING D. GEOFFREY ARMSTRONG TO PURCHASE 99,100 SHARES OF COMMON STOCK
                                                (Full Title of the Plans)



       A copy of all communications, including all communications sent to agent for service, should be sent to:

                                MICHAEL A. SASLAW
                           WEIL, GOTSHAL & MANGES LLP
                         100 CRESCENT COURT, SUITE 1300
                               DALLAS, TEXAS 75201



                                     CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                     Proposed Maximum        Proposed Maximum
  Title of Securities          Amount to be           Offering Price            Aggregate               Amount of
    to be Registered          Registered (1)          Per Share (2)         Offering Price (2)       Registration Fee
------------------------- ----------------------- ----------------------- ----------------------- -----------------------
     Common Stock,
     $.01 Par Value          14,740,773 Shares           $ 56.063             $ 685,993,701             $ 190,707
========================= ======================= ======================= ======================= =======================

(1) Of the shares of Common Stock being registered hereby, 800,000 shares relate to the shares issuable upon exercise of options granted under the Non-Qualified Stock Option Agreement with Jeffrey A. Marcus dated March 15, 1999 (the "Marcus Stock Option Agreement"), 400,000 shares relate to the shares issuable upon exercise of options granted under the Non-Qualified Stock Option Agreement with Eric C. Neuman dated March 15, 1999 (the "Neuman Stock Option Agreement"), 150,000 shares relate to the shares issuable upon exercise of the options granted under the Non-Qualified Stock Option Agreement with Thomas P. McMillin effective March 15, 1999 (the "McMillin Stock Option Agreement"), 50,000 shares relate to the shares issuable upon exercise of the options granted under the Non-Qualified Stock Option Agreement with Daniel J. Wilson effective March 15, 1999 (the "Wilson Stock Option Agreement"), 120,000 shares relate to the shares issuable upon exercise of the options granted under the Non-Qualified Stock Option Agreement with Richard A.B. Gleiner effective March 15, 1999 (the "Gleiner Stock Option Agreement"), 10,000,000 shares relate to the shares issuable upon exercise of the options granted under the AMFM Inc. 1999 Stock Option Plan (the "1999 Plan"), 1,884,704 shares relate to the shares issuable upon exercise of the options granted under the Capstar Broadcasting Corporation 1998 Stock Option Plan (the "Capstar Plan"), 460,815 shares relate to the shares issuable upon the exercise of that certain Warrant granted to R. Steven Hicks, dated April 1, 1998, as amended (the "Hicks Warrant I"), 126,510 shares relate to the shares issuable upon the exercise of that certain Warrant granted to R. Steven Hicks, dated April 1, 1998, as amended (the "Hicks Warrant II"), 160,106 shares relate to the shares issuable upon the exercise of that certain Warrant granted to R. Steven Hicks, dated April 1, 1998, as amended (the "Hicks Warrant III"), 93,139 shares relate to the shares issuable upon the exercise of that certain Warrant granted to R.
         Steven Hicks, dated April 1, 1998, as amended (the "Hicks Warrant
         IV"), 247,750 shares relate to the shares issuable upon the exercise of that certain Warrant granted to R. Steven Hicks, dated April 1, 1998, as amended (the "Hicks Warrant V"), 74,325 shares issuable upon the exercise of that certain Warrant granted to William S. Banowsky, Jr., dated April 1, 1998, as amended (the "Banowsky Warrant"), 74,325 shares issuable upon the exercise of that certain Warrant granted to Paul D. Stone, dated April 1, 1998, as amended (the "Stone Warrant"), and 99,100 shares issuable upon the exercise of that certain Warrant granted to D. Geoffrey Armstrong, dated July 5, 1998, as amended (the "Armstrong Warrant").

(2) For purposes of computing the registration fee only. Pursuant to Rules 457(c), 457(g) and 457(h) under the Securities Act of 1933 (the "Securities Act"), the Proposed Maximum Aggregate Offering Price Per Share and Proposed Maximum Aggregate Offering Price are based upon the actual price at which the options and warrants may be exercised, and the average of the high and low prices reported by the consolidated reporting system of the New York Stock Exchange on July 15, 1999 for the balance.


================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are incorporated by reference in this Registration Statement:

         (a) Annual Report on Form 10-K for the year ended December 31, 1998 filed by the Company pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited financial statements for the year ended December 31, 1998 as amended by an Amendment No. 1 to Annual Report on Form 10-K/A filed on April 30, 1999.

         (b) The Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 filed by the Company pursuant to Section 13 of the Exchange Act.

         (c) The Current Reports on Forms 8-K and 8-K/A filed on January 7, 1999, February 12, 1999, February 16, 1999, March 16, 1999, May 3, 1999, May 5,
1999, June 8, 1999 and July 15, 1999.

         (d) The Description of the Company's common stock, $.01 par value per share ("Common Stock") contained in the section entitled "Description of Chancellor Media Capital Stock - Common Stock" of the Joint Proxy
Statement/Prospectus of the Company contained in the Company's Registration Statement on Form S-4 (File No. 333-80173) filed with the Commission on June 8, 1999 and supplemented by post-effective amendment on July 1, 1999.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not required to be filed with this Registration Statement.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares of Common Stock registered hereunder will be passed upon for the Company by Weil, Gotshal & Manges LLP, Dallas, Texas ("WGM"). Certain partners of WGM own interests in the Company.

ITEM 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person who is, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding provided that he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to him against the expenses which he actually and reasonably incurred in connection therewith.

         The Company's Second Amended and Restated Certificate of Incorporation provides that no director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

         The Company's Second Amended and Restated Certificate of Incorporation provides that the Company shall indemnify every person who is or was a party or is or was threatened to be made a party to any action suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees) actually and reasonable incurred by him in connection therewith.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

         4.1      Marcus Stock Option Agreement.*

         4.2      Neuman Stock Option Agreement.*

         4.3      McMillin Stock Option Agreement.*

         4.4      Wilson Stock Option Agreement.*

         4.5      Form of Gleiner Stock Option Agreement.*

         4.6      1999 Plan.*

         4.7      Capstar Plan.(1)

         4.7a     First Amendment to the Capstar Plan, effective August 26,
                  1998.(2)

         4.8      Hicks Warrant I.(3)

         4.9      Hicks Warrant II.(3)

         4.10     Hicks Warrant III.(3)

         4.11     Hicks Warrant IV.(3)

         4.12     Hicks Warrant V.(3)

         4.12a First Amendment to Hicks Warrants I, II, III, IV and V, effective August 26, 1998.(2)

         4.12b Second Amendment to Hicks Warrants I, II, III, IV and V, effective April 29, 1999.(4)

         4.13     Banowsky Warrant.(3)

         4.13a    First Amendment to Banowsky Warrant, effective August 26,
                  1998.(2)

         4.13b    Second Amendment to Banowsky Warrant, effective April 29,
                  1999.(4)

         4.14     Stone Warrant.(3)

         4.14a    First Amendment to Stone Warrant, effective August 28,
                  1998.(2)

         4.14b    Second Amendment to Stone Warrant, effective April 29,
                  1999.(4)

         4.15     Armstrong Warrant.(5)

         4.15a    First Amendment to Armstrong Warrant, effective August 28,
                  1998.(2)

         4.15b    Second Amendment to Armstrong Warrant, effective April 29,
                  1999.(4)

         5.1      Opinion of Weil, Gotshal & Manges LLP.*

        23.1 Consent of PricewaterhouseCoopers LLP, independent accountants.*

        23.2      Consent of KPMG LLP, independent accountants.*

        23.3      Consent of Arthur Andersen LLP, independent accountants.*

        23.4 Consent of Barbich Longcrier Hooper & King Accountancy Corporation, independent auditors.*

        23.5      Consent of Weil, Gotshal & Manges LLP (included in Exhibit
                  5.1).

        24.1      Power of Attorney (included on signature pages).


---------------
* filed herewith

(1) Incorporated by reference to Capstar Broadcasting Corporation's ("Capstar") Registration Statement on Form S-1/A, dated May 11, 1998, file number 333-48819.

(2) Incorporated by reference to Capstar's 1998 Annual Report on Form 10-K, dated March 31, 1999, file number 001-14107.

(3) Incorporated by reference to Capstar's Current Report on Form 8-K, dated June 15, 1998, file number 001-14107.

(4) Incorporated by reference to Capstar's First Quarter Report on Form 10-Q, dated May 17, 1999, file number 001-14107.

(5) Incorporated by reference to Capstar's Registration Statement on Form S-8, dated July 27, 1998, file number 333-59937.

ITEM 9. UNDERTAKINGS.

         The Company hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement.

                           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 13th day of July, 1999.

                                            AMFM INC.

                                            By:  /s/ D. GEOFFREY ARMSTRONG
                                              ----------------------------------
                                                    D. Geoffrey Armstrong
                                                 Executive Vice President
                                                 and Chief Financial Officer

     Each person whose signature appears below constitutes and appoints James E. de Castro and D. Geoffrey Armstrong, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any or all further amendment, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                     TITLE                     DATE
                      ---------                                     -----                     ----

                 /s/ THOMAS O. HICKS                   Chairman of the Board and Chief    July 13, 1999
-----------------------------------------------------    Executive Officer (Principal
                   Thomas O. Hicks                       Executive Officer)

               /s/ JAMES E. DE CASTRO                  Vice Chairman -- President and     July 13, 1999
-----------------------------------------------------    Chief Executive Officer of
                 James E. de Castro                      AMFM Radio Group and Director

                 /s/ R. STEVEN HICKS                   Vice Chairman -- President and     July 13, 1999
-----------------------------------------------------    Chief Executive Officer of
                   R. Steven Hicks                       AMFM New Media Group and
                                                         Director

              /s/ D. GEOFFREY ARMSTRONG                Executive Vice President and       July 13, 1999
-----------------------------------------------------    Chief Financial Officer
                D. Geoffrey Armstrong                    (Principal Financial Officer)

               /s/ W. SCHUYLER HANSEN                  Senior Vice President and Chief    July 13, 1999
-----------------------------------------------------    Accounting Officer (Principal
                 W. Schuyler Hansen                      Accounting Officer)

               /s/ ROBERT L. CRANDALL                  Director                           July 13, 1999
-----------------------------------------------------
                 Robert L. Crandall

                      SIGNATURE                                     TITLE                     DATE
                      ---------                                     -----                     ----

                /s/ THOMAS J. HODSON                   Director                           July 13, 1999
-----------------------------------------------------
                  Thomas J. Hodson

              /s/ VERNON E. JORDAN, JR.                Director                           July 13, 1999
-----------------------------------------------------
                Vernon E. Jordan, Jr.

                /s/ MICHAEL J. LEVITT                  Director                           July 13, 1999
-----------------------------------------------------
                  Michael J. Levitt

                 /s/ PERRY J. LEWIS                    Director                           July 13, 1999
-----------------------------------------------------
                   Perry J. Lewis

                 /s/ JOHN H. MASSEY                    Director                           July 13, 1999
-----------------------------------------------------
                   John H. Massey

             /s/ LAWRENCE D. STUART, JR.               Director                           July 13, 1999
-----------------------------------------------------
               Lawrence D. Stuart, Jr.

                /s/ R. GERALD TURNER                   Director                           July 13, 1999
-----------------------------------------------------
                  R. Gerald Turner

                 /s/ J. OTIS WINTERS                   Director                           July 13, 1999
-----------------------------------------------------
                   J. Otis Winters

                                  EXHIBIT INDEX

        EXHIBIT NO.                    DESCRIPTION
        -----------                    -----------
         4.1      Marcus Stock Option Agreement.*

         4.2      Neuman Stock Option Agreement.*

         4.3      McMillin Stock Option Agreement.*

         4.4      Wilson Stock Option Agreement.*

         4.5      Form of Gleiner Stock Option Agreement.*

         4.6      1999 Plan.*

         4.7      Capstar Plan.(1)

         4.7a     First Amendment to the Capstar Plan, effective August 26,
                  1998.(2)

         4.8      Hicks Warrant I.(3)

         4.9      Hicks Warrant II.(3)

         4.10     Hicks Warrant III.(3)

         4.11     Hicks Warrant IV.(3)

         4.12     Hicks Warrant V.(3)

         4.12a First Amendment to Hicks Warrants I, II, III, IV and V, effective August 26, 1998.(2)

         4.12b Second Amendment to Hicks Warrants I, II, III, IV and V, effective April 29, 1999.(4)

         4.13     Banowsky Warrant.(3)

         4.13a    First Amendment to Banowsky Warrant, effective August 26,
                  1998.(2)

         4.13b    Second Amendment to Banowsky Warrant, effective April 29,
                  1999.(4)

         4.14     Stone Warrant.(3)

         4.14a    First Amendment to Stone Warrant, effective August 28,
                  1998.(2)

         4.14b    Second Amendment to Stone Warrant, effective April 29,
                  1999.(4)

         4.15     Armstrong Warrant.(5)

         4.15a    First Amendment to Armstrong Warrant, effective August 28,
                  1998.(2)

         4.15b    Second Amendment to Armstrong Warrant, effective April 29,
                  1999.(4)

         5.1      Opinion of Weil, Gotshal & Manges LLP.*

        23.1 Consent of PricewaterhouseCoopers LLP, independent accountants.*

        23.2      Consent of KPMG LLP, independent accountants.*

        23.3      Consent of Arthur Andersen LLP, independent accountants.*

        23.4      Consent of Barbich Longcrier Hooper & King Accountancy
                  Corporation, independent auditors.*

        23.5      Consent of Weil, Gotshal & Manges LLP (included in Exhibit
                  5.1).

        24.1      Power of Attorney (included on signature pages).

---------------
* filed herewith

(1) Incorporated by reference to Capstar Broadcasting Corporation's ("Capstar") Registration Statement on Form S-1/A, dated May 11, 1998, file number 333-48819.

(2) Incorporated by reference to Capstar's 1998 Annual Report on Form 10-K, dated March 31, 1999, file number 001-14107.

(3) Incorporated by reference to Capstar's Current Report on Form 8-K, dated June 15, 1998, file number 001-14107.

(4) Incorporated by reference to Capstar's First Quarter Report on Form 10-Q, dated May 17, 1999, file number 001-14107.

(5) Incorporated by reference to Capstar's Registration Statement on Form S-8, dated July 27, 1998, file number 333-59937.